                            LOCKPORT SAVINGS BANK
                                  401(k) PLAN

                      Financial Statements and Schedules

                          December 31, 1998 and 1997

                  (With Independent Auditors' Report Thereon)

                             LOCKPORT SAVINGS BANK
                                  401(k) PLAN



                                     Index

                                                                     Page

Independent Auditors' Report                                           1

Statement of Net Assets Available for Plan Benefits
 with Fund Information as of December 31, 1998                         2

Statement of Net Assets Available for Plan Benefits
 with Fund Information as of December 31, 1997                         3

Statement of Changes in Net Assets Available for Plan
 Benefits with Fund Information for the year ended
 December 31, 1998                                                     4

Statement of Changes in Net Assets Available for Plan
 Benefits with Fund Information for the year ended
 December 31, 1997                                                     5

Notes to Financial Statements                                          6

Schedules

1    Item 27a - Schedule of Assets Held for Investment Purposes
       as of December 31, 1998                                        10

2    Item 27d - Schedule of Reportable Transactions for the
       year ended December 31, 1998                                   11

                         Independent Auditors' Report


The Employee Benefits Committee of
      Lockport Savings Bank:


We have audited the financial statements of Lockport Savings Bank 401(k) Plan as of December 31, 1998 and 1997, and for the years then ended, as listed in the accompanying index. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of Lockport Savings Bank 401(k) Plan as of December 31, 1998 and 1997, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. Supplemental schedules 1 and 2 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                 /s/ KPMG LLP
June 3, 1999

                             LOCKPORT SAVINGS BANK
                                  401(K) PLAN

              Statement of Net Assets Available for Plan Benefits
                             with Fund Information

                               December 31, 1998

                                                             Guaranteed        U.S.         Money      Bond and        Stock
                                                              Interest         Stock        Market     Mortgage      Index 500
                                                              Account         Account      Account     Account        Account
                                                            ------------   -------------  ----------  ----------    -----------
Investments, at fair value:
  Group annuity contract with insurance company           $  1,168,585       1,699,519       75,441     192,351      1,144,243
  Common stock                                                      --              --           --          --             --
                                                            ------------   -------------  ----------  ----------    -----------
             Total investments                               1,168,585       1,699,519       75,441     192,351      1,144,243

Dividends receivable                                                --              --           --          --             --
                                                            ------------   -------------  ----------  ----------    -----------
Net assets available for plan benefits                    $  1,168,585       1,699,519       75,441     192,351      1,144,243
                                                            ============   =============  ==========  ==========    ===========

                                                                Small          Niagara
                                                               Company      Bancorp, Inc.
                                                                Blend          Common
                                                               Account          Stock           Total
                                                              ---------    ---------------   -----------
Investments, at fair value:
  Group annuity contract with insurance company           $    138,848               --       4,418,987
  Common stock                                                      --        2,342,534       2,342,534
                                                              ---------    ---------------   -----------
             Total investments                                 138,848        2,342,534       6,761,521

Dividends receivable                                                --            6,693           6,693
                                                              ---------    ---------------   -----------
Net assets available for plan benefits                    $    138,848        2,349,227       6,768,214
                                                              =========    ===============   ===========

See accompanying notes to financial statements.

                             LOCKPORT SAVINGS BANK
                                  401(k) PLAN

              Statement of Net Assets Available for Plan Benefits
                             with Fund Information

                               December 31, 1997

                                                 Guaranteed            U.S.               Money              Bond and
                                                  Interest             Stock              Market             Mortgage
                                                  Account             Account            Account             Account
                                              -----------------  ------------------  -----------------   -----------------
Investments under group annuity
  contract with insurance company          $     1,505,960           2,437,839            133,477             236,187
                                              -----------------  ------------------  -----------------   -----------------

Net assets available for plan
  benefits                                 $     1,505,960           2,437,839            133,477             236,187
                                              =================  ==================  =================   =================

                                                   Stock
                                                 Index 500
                                                  Account              Total
                                              -----------------   -----------------
Investments under group annuity
  contract with insurance company          $       626,460           4,939,923
                                              -----------------   -----------------

Net assets available for plan
  benefits                                 $       626,460           4,939,923
                                              =================   =================

See accompanying notes to financial statements.

                             LOCKPORT SAVINGS BANK
                                  401(k) PLAN

                      Statement of Changes in Net Assets
               Available for Plan Benefits with Fund Information

                         Year ended December 31, 1998

                                                                                                                        Small
                                                      Guaranteed       U.S.       Money      Bond and       Stock      Company
                                                       Interest       Stock       Market     Mortgage     Index 500     Blend
                                                        Account      Account     Account     Account       Account     Account
                                                     ------------   ---------   ---------   ----------   -----------  ---------
Contributions:
    Employer                                         $     42,017      89,712       4,228       11,363        59,002     14,332
    Employee                                              117,758     366,648      66,103       37,163       208,991     53,748
                                                     ------------   ---------   ---------   ----------   -----------  ---------
                                                          159,775     456,360      70,331       48,526       267,993     68,080
                                                     ------------   ---------   ---------   ----------   -----------  ---------

Investment income:
    Interest and dividends                                 74,408          --          --           --            --         --
    Net appreciation (depreciation) in fair
       value of investments, including
       realized gains and losses on sales                     505     299,679       6,633       12,940       222,653    (15,653)
                                                     ------------   ---------   ---------   ----------   -----------  ---------
                                                           74,913     299,679       6,633       12,940       222,653    (15,653)
                                                     ------------   ---------   ---------   ----------   -----------  ---------
                Total contributions and
                  investment income                       234,688     756,039      76,964       61,466       490,646     52,427

Benefits paid to participants                             (22,065)    (43,156)   (155,546)     (13,730)      (46,346)    (3,729)
Administrative expenses                                    (3,387)     (5,540)       (267)        (526)       (3,598)      (649)
Transfers among funds                                    (546,611)  1,445,663)     20,813      (91,046)       77,081     90,799
                                                     ------------   ---------   ---------   ----------   -----------  ---------
                Net increase (decrease)                  (337,375)   (738,320)    (58,036)     (43,836)      517,783    138,848

Net assets available for plan benefits:
    Beginning of year                                   1,505,960   2,437,839     133,477      236,187       626,460         --
                                                     ------------   ---------   ---------   ----------   -----------  ---------

    End of year                                      $  1,168,585   1,699,519      75,441      192,351     1,144,243    138,848
                                                     ============   =========   =========   ==========   ===========  =========

                                                                Niagara
                                                              Bancorp, Inc.
                                                                 Common
                                                                 Stock             Total
                                                             --------------     -----------
Contributions:
    Employer                                                 $       33,631         254,285
    Employee                                                         95,930         946,341
                                                             --------------     -----------
                                                                    129,561       1,200,626
                                                             --------------     -----------

Investment income:
    Interest and dividends                                            6,693          81,101
    Net appreciation (depreciation) in fair
       value of investments, including
       realized gains and losses on sales                           321,684         848,441
                                                             --------------     -----------
                                                                    328,377         929,542
                                                             --------------     -----------
                 Total contributions and
                  investment income                                 457,938       2,130,168

Benefits paid to participants                                        (3,338)       (287,910)
Administrative expenses                                                  --         (13,967)
Transfers among funds                                             1,894,627              --
                                                             --------------     -----------
                Net increase (decrease)                           2,349,227       1,828,291

Net assets available for plan benefits:
    Beginning of year                                                    --       4,939,923
                                                             --------------     -----------

    End of year                                              $    2,349,227       6,768,214
                                                             ==============     ===========

See accompanying notes to financial statements.

                             LOCKPORT SAVINGS BANK
                                  401(k) PLAN

                      Statement of Changes in Net Assets
               Available for Plan Benefits with Fund Information

                         Year ended December 31, 1997


                                                 Guaranteed       U.S.         Money      Bond and        Stock
                                                  Interest        Stock        Market     Mortgage      Index 500
                                                   Account       Account      Account     Account        Account        Total
                                                ------------   -----------   ---------   ----------   ------------   -----------
Contributions:
    Employer                                    $     56,721        85,364       5,648       13,981         34,632        196,346
    Employee                                         155,798       256,844      18,218       46,447         95,516        572,823
                                                ------------   -----------   ---------   ----------   ------------   ------------
                                                     212,519       342,208      23,866       60,428        130,148        769,169
                                                ------------   -----------   ---------   ----------   ------------   ------------

Investment income:
    Interest                                          86,414            --          --           --             --         86,414
    Net appreciation in fair value of
       investments, including realized
       gains and losses on sales                       3,393       498,451       5,489       18,356        120,945        646,634
                                                ------------   -----------   ---------   ----------   ------------   ------------
                                                      89,807       498,451       5,489       18,356        120,945        733,048
                                                ------------   -----------   ---------   ----------   ------------   ------------

               Total contributions and
                 investment income                   302,326       840,659      29,355       78,784        251,093      1,502,217

Benefits paid to participants                        (32,285)     (183,656)        (13)      (8,728)       (25,472)      (250,154)
Transfers among funds                               (188,258)       13,615       4,918       26,212        143,513             --
                                                ------------   -----------   ---------   ----------   ------------   ------------
               Net increase                           81,783       670,618      34,260       96,268        369,134      1,252,063

Net assets available for plan benefits:
    Beginning of year                              1,424,177     1,767,221      99,217      139,919        257,326      3,687,860
                                                ------------   -----------   ---------   ----------   ------------   ------------

    End of year                                 $  1,505,960     2,437,839     133,477      236,187        626,460      4,939,923
                                                ============   ===========   =========   ==========   ============   ============

See accompanying notes to financial statements.

                             LOCKPORT SAVINGS BANK
                                  401(k) PLAN

                         Notes to Financial Statements

                          December 31, 1998 and 1997



(1)    Description of Plan

       The following description of Lockport Savings Bank 401(k) Plan (the Plan) is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

       (a)    General

              The Plan is a defined contribution plan covering all employees of Lockport Savings Bank (the Bank), a wholly-owned subsidiary of Niagara Bancorp, Inc (NBCP). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

       (b)    Eligibility

              Employees are eligible to participate in the Plan when they reach age 21 and have completed one year of service during which they worked at least 1,000 hours.

       (c)    Contributions

              Participants may make contributions to the Plan in the form of salary reductions of up to 15% of their total compensation. The Bank makes matching contributions of 50% of employee contributions, up to a maximum of 6% of the employee's total compensation. Participant contributions are limited by the maximum allowable contribution under the Internal Revenue Code.

       (d)    Participants' Accounts

              Each participant's account is credited with contributions and a pro rata share of investment income.

       (e)    Vesting

              Participant and employer matching contributions immediately vest 100% to the participant.

       (f)    Distributions

              Participants or their beneficiaries are entitled to their entire account balance upon death, disability or retirement, payable in a single sum or in an annuity.

                                                                     (Continued)

                             LOCKPORT SAVINGS BANK
                                  401(k) PLAN

                         Notes to Financial Statements

                          December 31, 1998 and 1997


       (g)    Administrative Expenses

              Predominantly all costs of administering the Plan except recordkeeping are paid by the Bank.


(2)    Summary of Significant Accounting Policies

       (a)    Basis of Presentation

              The accompanying financial statements have been prepared on the accrual basis of accounting.

       (b)    Investments

              The Guaranteed Interest Account is carried at fair value, which approximates contract value (original investment plus accrued interest). Investments in the pooled separate accounts of the Principal Mutual Life Insurance Company (Principal) are carried at fair value based on the fair values of the underlying assets. Investments in common stock are valued based on quoted market prices. Investment income includes unrealized appreciation or depreciation in the value of the investments. Investment transactions are recorded on the trade date.

       (c)    Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of net assets available for plan benefits and changes therein. Actual results could differ from those estimates.


(3)    Investments

       Contributions to the Plan are invested under a group annuity contract with Principal. In 1998, the investment options with Principal were amended to include a Small Company Blend Account. Plan participants may allocate their funds among one or more of the following investment accounts under the contract:

              . Guaranteed Interest - A general investment account comprised of guaranteed interest contracts.

              . U.S. Stock - A pooled separate account which is comprised of equity securities.

              . Money Market - A pooled separate account which is comprised of commercial paper, U.S. government and agency securities and other short-term, interest-bearing securities.

                                                                     (Continued)

                             LOCKPORT SAVINGS BANK
                                  401(k) PLAN

                         Notes to Financial Statements

                          December 31, 1998 and 1997


              . Bond and Mortgage - A pooled separate account which is comprised of intermediate-term, commercial mortgages and mortgage-backed securities.

              . Stock Index 500 - A pooled separate account which is comprised of the stocks included in the Standard & Poor's 500 Stock Index.

              . Small Company Blend - A pooled separate account which is comprised of equity securities of small to medium capitalized domestic companies.

       In addition, as a result of the initial public stock offering by NBCP, Plan participants are also able to allocate their funds to the purchase of NBCP common stock

       Individual investments that comprise 5% or more of the Plan's net assets available for plan benefits at December 31, 1998 and 1997 are as follows:

                                                                            1998                   1997
                                                                     -----------------      -----------------
           Principal Mutual Life Insurance Company:
                Guaranteed Interest Contracts:
                   5.47%, maturing December 31, 1997                 $           --                223,176
                   6.90%, maturing December 31, 1998                        131,992                221,652
                   5.74%, maturing December 31, 1999                        187,321                341,929
                   6.99%, maturing December 31, 1999                        236,611                357,475
                   5.66%, maturing December 31, 2000                        226,575                361,728
                   3.05%, maturing December 31, 2000                        386,086                     --
                U.S. Stock Account                                        1,699,519              2,437,839
                Stock Index 500 Account                                   1,144,243                626,460
           Niagara Bancorp, Inc. common stock                             2,342,534                     --
                                                                     ==============         ==============

(4)    Federal Income Taxes

       The Internal Revenue Service has issued a favorable determination letter applicable to the tax-exempt status of the Plan. The Plan sponsor has represented that the Plan has been operated in conformity with its provisions and applicable laws and regulations. Accordingly, there is no provision for income taxes reflected in these financial statements due to the applicable exemptions under Sections 401 and 501 of the Internal Revenue Code.

                                                                     (Continued)

                             LOCKPORT SAVINGS BANK
                                  401(k) PLAN

                         Notes to Financial Statements

                          December 31, 1998 and 1997


(5)    Plan Termination

       Although it has not expressed any intent to do so, the Bank has the right to discontinue its matching contribution at any time and to terminate the Plan subject to the provisions of ERISA. In the event of a termination of the Plan, participants will be entitled to the entire amount credited to their accounts.

                                                                      Schedule 1

                             LOCKPORT SAVINGS BANK
                                  401(k) PLAN

          Item 27a - Schedule of Assets Held for Investment Purposes

                               December 31, 1998

                                                                                                           Current
              Identity of issue                           Description                    Cost               Value
-----------------------------------------------  -------------------------------   -----------------  ------------------
Group annuity contract with Principal
    Mutual Life Insurance Company:*
       Guaranteed Interest Account               Guaranteed interest
                                                    contracts maturing at
                                                    various dates through
                                                    December 31, 2000                   $  1,168,585           1,168,585

       U.S. Stock Account                        Pooled separate account
                                                    investing in equity
                                                    securities                             1,214,593           1,699,519

       Money Market Account                      Pooled separate account
                                                    investing in money
                                                    market instruments                        73,129              75,441

       Bond and Mortgage Account                 Pooled separate account
                                                    investing in fixed
                                                    income securities                        172,240             192,351

       Stock Index 500 Account                   Pooled separate account
                                                    investing in corporate
                                                    stocks                                   873,278           1,144,243

       Small Company Blend Account               Pooled separate account
                                                    investing in corporate
                                                    stocks of small to
                                                    medium capitalized
                                                    companies                                153,299             138,848

Niagara Bancorp, Inc.                            Employer securities
    common stock*                                                                          2,275,707           2,342,534
                                                                                   -----------------  ------------------

                                                                                        $  5,930,831           6,761,521
                                                                                   =================  ==================

*Person named is a party-in-interest.

                                                                      Schedule 2

                             LOCKPORT SAVINGS BANK
                                  401(k) PLAN

                Item 27d - Schedule of Reportable Transactions

                         Year ended December 31, 1998



                                                     Number                         Number
      Identity of              Description          of units        Purchase       of units         Selling        Lease
     party involved             of asset           purchased          price          sold            price        rental
------------------------- ---------------------- ---------------  -------------- --------------  -------------- ------------
Principal Mutual
    Life Insurance
    Company*:
       Guaranteed
          Interest        General investment
          Account**          account                          --  $      522,812             --     $   927,115           --

       U.S. Stock         Pooled separate
          Account**          account                       2,371         978,443          4,863       2,014,628           --

       Stock Index 500    Pooled separate
          Account**          account                      22,396         834,857         14,415         537,906           --

       Money Market       Pooled separate
          Account**          account                       8,074         290,252          6,586         354,921           --

       Bond and
          Mortgage        Pooled separate
          Account**          account                         372         116,601            244         173,377           --

Niagara Bancorp,
    Inc.*                 Common stock**                 286,737       2,918,583         63,639         897,733           --
                                                 ===============  ============== ==============  ============== ============

                                                              Fair
                              Expense                       value of
                              incurred                      asset on
      Identity of               with         Cost of       transaction        Net
     party involved         transaction       asset           date           gain
-------------------------  --------------- -------------  -------------- --------------
Principal Mutual
    Life Insurance
    Company*:
       Guaranteed
          Interest
          Account**                     --       927,115         927,115             --

       U.S. Stock
          Account**                     --     1,241,506       2,014,628        773,122

       Stock Index 500
          Account**                     --       415,262         537,906        122,644

       Money Market
          Account**                     --       343,728         354,921         11,193

       Bond and
          Mortgage
          Account**                     --       151,752         173,377         21,625

Niagara Bancorp,
    Inc.*                               --       642,876         897,733        254,857
                           =============== =============  ============== ==============

*      Person named is a party-in-interest.
**     Represents a series of transactions.